UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 1, 2022, Quanterix Corporation (“Quanterix” or the “Company”) implemented an executive leadership succession plan designed to leverage the Company’s strong foundation for growth. In connection with that previously announced plan, E. Kevin Hrusovsky has transitioned from his role as Chief Executive Officer and was appointed Executive Chairman of the Company’s Board of Directors (the “Board”), effective April 25, 2022. Effective April 25, 2022, Masoud Toloue, Ph.D., President of Quanterix and Diagnostics, was appointed Chief Executive Officer of the Company. Effective April 25, 2022, Dr. Toloue was also appointed to serve on the Company’s Board as a Class II director, with a term ending at the 2022 annual meeting of stockholders, and will continue to serve as the Company’s President.

Masoud Toloue, Ph.D.

Dr. Toloue, age 42, served as President, Quanterix Corporation and Diagnostics from June 2021 to April 2022. Prior to joining the Company, Dr. Toloue served as Senior Vice President, Diagnostics at PerkinElmer during which time he grew the business to over fifty percent of the company’s total revenue. Prior to this role, Dr. Toloue led PerkinElmer’s Applied Genomics division. Dr. Toloue founded and led the next-generation sequencing business at Bioo Scientific until its acquisition by PerkinElmer in 2016. He also co-founded and led Genohub, where he transformed that company from a supplier of next-generation sequencing matching technology to a leading platform provider for managing sequencing projects globally. Dr. Toloue’s qualifications for service as a member of the Board include his extensive experience in the life science and diagnostics industries, as well as the perspective he brings as the Company’s President and Chief Executive Officer.

In connection with his appointment as Chief Executive Officer, Dr. Toloue and the Company entered into an amended and restated employment agreement effective as of April 25, 2022 (the “Toloue Amended and Restated Employment Agreement”). Under the Toloue Amended and Restated Employment Agreement, Dr. Toloue’s employment with the Company will continue on an at-will basis. His initial annualized base salary is $550,000. Dr. Toloue will be eligible to receive an annual performance bonus with an annual bonus target of up to 100% of his base salary.

On April 25, 2022, Dr. Toloue received a long-term equity incentive award of options and restricted stock units (RSUs) having an aggregate grant date fair value of $2,000,000. The award vests over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years. The number of stock options and RSUs awarded was determined on a 70% option / 30% RSU unit ratio. Dr. Toloue previously was granted 50,703 RSUs on June 9, 2021, which will continue to vest as to 1/3 of the RSUs on June 9, 2022 and the remainder vesting in 24 equal monthly installments at the end of each month thereafter beginning on June 30, 2022 (the “Sign-On Equity Award”).

If Dr. Toloue’s employment is terminated by the Company without Cause or he resigns for Good Reason (each, as defined in the Toloue Amended and Restated Employment Agreement), he will receive continued payment of his base salary for twelve months (the “Severance Period”), payment of an amount equal to his annual target bonus for the year of termination, acceleration of any of the unvested portion of the Sign-On Equity Award that would have vested during the Severance Period, and health benefits continuation during the Severance Period. If Dr. Toloue’s employment is terminated by the Company without Cause or he resigns for Good Reason in connection with a Change-in-Control (as defined in the Toloue Amended and Restated Employment Agreement), all of his outstanding but unvested equity awards will become fully vested. Receipt of the foregoing termination benefits will be subject to Dr. Toloue’s execution of a separation agreement, including certain restrictive covenants and a general release of all claims, in a form acceptable to the Company.

Except for the Toloue Amended and Restated Employment Agreement, there are no arrangements or understandings between Dr. Toloue and any other person pursuant to which Dr. Toloue was appointed as a director. There are no family relationships between Dr. Toloue and any director, director nominee or executive officer of the Company. There are no transactions to which the Company is a party and in which Dr. Toloue has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

E. Kevin Hrusovsky

In connection with his appointment as Executive Chairman, Mr. Hrusovsky and the Company entered into an amended and restated employment agreement effective as of April 25, 2022 (the “Hrusovsky Amended and Restated Employment Agreement”), pursuant to which Mr. Hrusovsky will continue to be an at-will employee and will serve as Executive Chairman of the Company until December 31, 2022 (the “Term”). Under the Hrusovsky Amended and Restated Employment Agreement, Mr. Hrusovsky’s annualized base salary will be $400,000. Mr. Hrusovsky will be considered for a bonus target of up to 100% of his base salary earned during 2022, provided he remains employed by the Company on December 31, 2022. If he is terminated without Cause or due to his death or Disability or he resigns for Good Reason (each, as defined in the Hrusovsky Amended and Restated Employment Agreement) within three months prior to the end of the year to which the bonus relates, he will be paid a pro-rata portion of his target bonus, subject to a release of all claims in a form acceptable to the Company.

On April 25, 2022, Mr. Hrusovsky also received an equity grant of options and RSUs having an aggregate grant date fair value of $1,400,000. The award vests over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years. This award will continue to vest regardless of whether Mr. Hrusovsky remains employed by or is providing services to the Company. The number of stock options and RSUs awarded was determined on a 70% option / 30% RSU unit ratio. In addition, his previously granted equity awards will continue to vest in accordance with their terms so long as he continues to provide services to the Company as an employee, director or consultant. In connection with a Sale Event (as defined in the Hrusovsky Amended and Restated Employment Agreement), Mr. Hrusovsky will be entitled to the same equity acceleration and treatment approved for other members of the executive management team, and if a Sale Event is consummated at any time prior to December 31, 2023, and (i) he is terminated without Cause or for Good Reason as Executive Chairman on or prior to December 31, 2023, (ii) he is not retained as Executive Chairman immediately following December 31, 2022 or (iii) he is not re-nominated by the Company for re-election as a director on or prior to December 31, 2023, then all of his unvested equity grants will immediately vest.

If Mr. Hrusovsky’s employment is terminated by the Company without Cause or he resigns for Good Reason during the Term, he will receive continued payment of his base salary for six months or through the remainder of the Term, whichever is later (the “Hrusovsky Severance Period”), and continued coverage of the Company’s relative proportion of health benefit premiums consistent with COBRA during the Hrusovsky Severance Period. In addition, if Mr. Hrusovsky’s employment is terminated by the Company without Cause or he resigns for Good Reason within 12 months following a Sale Event, his salary continuation payments and COBRA health benefits will continue for a period of 12 months after the date of termination. Receipt of the foregoing termination benefits will be subject to Mr. Hrusovsky’s execution of a separation agreement, including a general release of claims, in a form acceptable to the Company, and compliance with certain restrictive covenants.

The foregoing descriptions of the Toloue Amended and Restated Employment Agreement and the Hrusovsky Amended and Restated Employment Agreement are qualified in their entirety by reference to the complete text of each such agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Masoud Toloue and the Company dated April 25, 2022.
10.2	Amended and Restated Employment Agreement between E. Kevin Hrusovsky and the Company dated April 25, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ John Fry
John Fry
General Counsel and Secretary

Date: April 29, 2022